Exhibit 10.12

               THIRD AMENDMENT AND LIMITED FORBEARANCE AND WAIVER

     THIRD AMENDMENT AND LIMITED FORBEARANCE AND WAIVER (this "AMENDMENT"), dated as of December 19, 2001, among FAIRPOINT COMMUNICATIONS SOLUTIONS CORP., a Delaware corporation (the "BORROWER"); the Credit Parties (other than the Parent) listed on the signature pages hereof, for purposes of Section D hereof only; the Parent, for purposes of Section E hereof only; the lenders party to the Credit Agreement referred to below (each, a "LENDER" and, collectively, the "LENDERS"); and FIRST UNION NATIONAL BANK, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below (as amended hereby) are used as so defined.

                              W I T N E S S E T H :

     WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of October 20, 1999, as amended and restated as of March 27, 2000, as further amended and restated as of November 9, 2000 and as amended by the First Amendment dated as of March 9, 2001 and further amended by the Second Amendment and Limited Waiver dated as of November 28, 2001 (as so amended and amended and restated, the "CREDIT AGREEMENT"); and

     WHEREAS, the Borrower has entered into an agreement to sell certain assets (the "NORTHEAST ASSETS") relating to its business and operations as presently conducted in the states of Pennsylvania, New York, Maine, New Hampshire, and Massachusetts to Choice One Communications, Inc. ("CHOICE ONE") and certain subsidiaries of Choice One, for consideration including, but not limited to, (i) an amount of $1,500,000 in cash, (ii) 2.5 million shares of Choice One's unregistered common stock (subject to an increase by up to 2 million additional shares of such stock, on the terms set forth in the Northeast Asset Sale Agreement), and (iii) an amount of cash equal to 85% of the aggregate amount of accounts receivable of the Borrower relating to the Northeast Assets (as adjusted in accordance with the Northeast Asset Sale Agreement) as of the closing of the Northeast Asset Sale; and

     WHEREAS, the Borrower has requested that Lenders waive, and Lenders have agreed to waive, subject to the terms and conditions set forth below, certain restrictions contained in Section 5.02(d) and 9.02 of the Credit Agreement with respect to the contemplated sale of the Northeast Assets, with the disposition of all proceeds thereof to be effectuated in the manner set forth in this Amendment, including for the repayment of the Loans; and

     WHEREAS, the Borrower has requested that Lenders agree to forbear, and Lenders have agreed to forbear, from exercising remedies on account of certain defaults that may occur between the date hereof and March 31, 2002; and

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         WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend the Credit Agreement as provided herein;

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     NOW, THEREFORE, it is hereby agreed that;

A. AMENDMENTS TO CREDIT AGREEMENT

         1. Section 1 of the Credit Agreement is hereby amended by inserting therein the following new defined terms in appropriate alphabetical order:

         "Budget Period" shall mean the time period from December 24, 2001 through March 31, 2002.

         "Choice One" shall means Choice One Communications, Inc., a Delaware corporation.

         "Choice One Stock" shall mean any capital stock or other equity interests of Choice One received or receivable from time to time by the Borrower in connection with the Northeast Asset Sale.

         "Northeast Asset Sale" shall mean the sales of receivables, equipment and other assets contemplated by the Northeast Asset Sale Agreement.

         "Northeast Asset Sale Cash Proceeds" shall mean all cash received or receivable from time to time by the Borrower and its Subsidiaries arising from the Northeast Asset Sale.

         "Northeast Asset Sale Agreement" shall mean that certain Network Transition Agreement dated as of November 7, 2001, by and between Choice One, Choice One Communications of New York, Inc., Choice One Communications of Pennsylvania, Inc., Choice One of New Hampshire, Inc., Choice One Communications of Massachusetts, Inc. and Choice One Communications of Maine, Inc. (collectively, the "Choice One Parties") and the Borrower, as such agreement is in effect on the Third Amendment Effective Date and as it may be amended, supplemented or otherwise modified by the Borrower and the Choice One Parties in a manner not materially adverse to the Lenders or with the consent of the Required Lenders.

         "Northeast Asset Sale Documents" shall mean, collectively, (i) the Northeast Asset Sale Agreement and (ii) the Management Services Agreement, the Non-Competition Agreement and the Investor Rights Agreement in the form delivered to the Collateral Agent in connection with the Third Amendment, as entered into by the Borrower and the Choice One Parties upon closing of the Northeast Asset Sale and as they may be amended, supplemented or otherwise modified to the extent permitted under Section 9.20.

         "Third Amendment" shall mean the Third Amendment and Limited Forbearance and Waiver to this Agreement dated as of December 19, 2001.

         "Third Amendment Effective Date" shall have the meaning assigned to that term in the Third Amendment.

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         "Weekly Cash Budget" shall mean the consolidated weekly cash budget for the Borrower and its Subsidiaries for the period from November 24, 2001 through May 30, 2002, in the form delivered to the Lenders on December 5, 2001 with such subsequent modifications thereto as may be approved by the Administrative Agent, setting forth projected cash receipts and cash expenditures for each such week and the projected balance of available cash during each such week.

         2. Section 5.02(d) of the Credit Agreement is hereby amended by adding at the end thereof the following sentence:

         "Notwithstanding anything contained in this Agreement to the contrary, upon receipt by the Borrower or any of its Subsidiaries of any Northeast Asset Sale Cash Proceeds, the Borrower and such Subsidiaries shall (i) apply the first $5,300,000 in the aggregate of such Northeast Asset Sale Cash Proceeds (which shall be received simultaneously with the closing of the Northeast Asset Sale) as a mandatory repayment or repayments of outstanding Loans, in each case on the date of receipt thereof, and (ii) after the Borrower and its Subsidiaries shall have received $6,800,000 in the aggregate of Northeast Asset Sale Cash Proceeds (including amounts applied to repayment of Loans in accordance with clause (i)), apply 50% of any Northeast Asset Sale Cash Proceeds received in excess of such amount as a mandatory repayment or repayments of outstanding Loans, in each case on the date of receipt thereof. The Borrower and its Subsidiaries may apply any portion of the Northeast Asset Sale Cash Proceeds not required to be applied to repayment of the Loans for general corporate purposes not otherwise prohibited under this Agreement or the other Credit Documents".

         3. Section 8.01(f) of the Credit Agreement is hereby amended by deleting the phrase "five Business Days" contained therein and substituting the phrase "ten days" therefor.

         4. Section 8 of the Credit Agreement is hereby amended by adding at the end thereof the following new Sections 8.11 and 8.12:

         "8.11 NORTHEAST ASSET SALE PROCEEDS. Prior to the consummation of the Northeast Asset Sale, the Borrower shall provide the Collateral Agent with evidence reasonably satisfactory to the Collateral Agent that the Borrower has made arrangements to pay, immediately upon receipt thereof, $5,300,000 of Northeast Asset Sale Cash Proceeds to the Collateral Agent as a repayment of the Loans pursuant to Section 5.02(d). On the date of consummation of the Northeast Asset Sale, the Borrower shall take all such actions as the Collateral Agent may reasonably require to create under the Amended and Restated Pledge Agreement in favor of the Secured Creditors a perfected security interest in the Choice One Stock free of adverse claims, and upon receipt thereafter of any additional Choice One Stock, the Borrower shall take all such actions as the Collateral Agent may reasonably require to create under the Amended and Restated Pledge Agreement in favor of the Secured Creditors a perfected security interest in such Choice One Stock free of adverse claims.

         8.12 WEEKLY CASH BUDGET AND CASH REPORTS. The Borrowers will furnish to the Administrative Agent and the Lenders, commencing on January 4, 2002 (for the week of

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     December 24 through December 30, 2001) and by no later than Friday of each week thereafter, a report for the week most recently ended setting forth
     (i) actual cash receipts and cash expenditures of the Borrower and its Subsidiaries for such week with respect to each line item described in the Weekly Cash Budget, (ii) actual aggregate cash receipts and aggregate cash expenditures of the Borrower and its Subsidiaries for such week (and on a cumulative basis through the Budget Period), as well as the actual balance of available cash, (iii) the percentage and dollar variance of such amounts and the aggregate of such amounts from the projected amounts therefor set forth in the Weekly Cash Budget, and (iv) a narrative analysis of each such reported variance".

         5. Section 9.01 is hereby amended by adding at the end thereof the following sentence:

         "Notwithstanding the foregoing, the Borrower and its Subsidiaries shall not be in breach of this Section 9.01 after the Third Amendment Effective Date so long as the Borrower and its Subsidiaries thereafter engage in business activities taken as a whole that are not materially different from
     (i) the business activities taken as a whole (including incidental activities) conducted by the Borrower and its Subsidiaries immediately after the consummation of the Northeast Asset Sale and (ii) businesses reasonably related thereto and related to the wind-down of those businesses sold in the Northwest Asset Sale and the Northeast Asset Sale".

         6. Section 9 of the Credit Agreement is hereby amended by adding at the end thereof the following new Section 9.20:

         "Section 9.20 AMENDMENT OR WAIVER OF THE NORTHEAST ASSET SALE DOCUMENTS. Neither Borrower nor any of its Subsidiaries will agree to any amendment or modification to, or waive any of its material rights under, any Northeast Asset Sale Document after the Third Amendment Effective Date if the effect of such amendment, modification or waiver, together with any other amendments, modifications or waivers made, would be materially adverse to the Lenders, without in each case obtaining the prior written consent of the Required Lenders".

         7. Section 10.03 of the Credit Agreement is hereby amended by adding ",Section 8.11" immediately following the reference to "Section 8.09" contained therein.

B. LIMITED FORBEARANCE AND WAIVER

         1. Effective as of the Third Amendment Effective Date, the Lenders hereby waive (a) the requirements that the Borrower deliver (i) the monthly reports and other items required under Section 8.01(c) of the Amended Agreement and (ii) the budget and other items required under Section 8.01(d) of the Amended Agreement for the 2002 fiscal year, (b) any breach by the Borrower of
Section 8.01(f) of the Amended Agreement for failure to deliver notice of the commencement of the litigation listed on Annex A hereto, (c) the restrictions imposed under Section 9.02 of the Amended Agreement to permit the sale of the Northeast Assets as contemplated pursuant to the Northeast Asset Sale Agreement and (d) the requirement imposed under Section 5.02(d) of the Amended Agreement to permit all of the Net Cash

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Proceeds of such sale of the Northeast Assets to be applied as set forth in this
Amendment, and hereby authorize and request the Collateral Agent to (X) deliver to the Borrower at the closing of such Asset Sale all applicable UCC-3 termination statements requested by the Borrower and (Y) release any Lien granted to or held by the Collateral Agent or the Lenders securing Obligations under the Credit Documents to the extent that such Lien covers such Northeast Assets (which release shall be deemed to occur automatically upon receipt by the Borrower of the consideration under the Northeast Asset Sale Agreement for the Northeast Assets); PROVIDED, that the Borrower shall (i) repay Loans with Northeast Asset Sale Cash Proceeds to the extent required under Section 5.02(d) and (ii) deliver, pledge and assign any and all Choice One Stock to the Collateral Agent (for the benefit of the Secured Creditors) in accordance with the requirements of Section 8.11 of the Amended Agreement.

         2. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Borrower and the Credit Parties herein contained, the Lenders hereby agree to forbear, from the Third Amendment Effective Date until the earlier of (x) March 31, 2002 and (y) the date of occurrence of a Forbearance Period Default (as hereinafter defined; the earlier of such dates being the "FORBEARANCE TERMINATION DATE") from exercising remedies pursuant to Section 10 of the Amended Agreement based upon (I) any Events of Default under Section 10.03 of the Amended Agreement to the extent arising as a result of (a) a breach of Section 9.05 of the Amended Agreement for the period ending December 31, 2001, to the extent such breach arises solely as a result of a change in accounting treatment with respect to expenditures incurred prior to December 31, 2001, (b) a breach of Section 9.11 or 9.12 of the Amended Agreement, whether such breach has occurred prior to the Third Amendment Effective Date or arises after the Third Amendment Effective Date and prior to the Forbearance Termination Date, or (c) a breach of Section 9.14 of the Amended Agreement, to the extent such breach would not occur but for Extended Payables Indebtedness being included in Consolidated Debt (the Events of Default described in clauses (I)(a) through (I)(c) being, collectively, the "COVENANT DEFAULTS"); (II) any Event of Default under Section 10.04(a) or (b) of the Amended Agreement to the extent such Event of Default would not occur but for Extended Payables Indebtedness becoming Indebtedness, whether such Event of Default has occurred prior to the Third Amendment Effective Date or arises after the Third Amendment Effective Date and prior to the Forbearance Termination Date; PROVIDED, that Extended Payables Indebtedness, for purposes of this clause
(II), shall exclude any accounts payable with respect to which the payee thereof has commenced or prosecuted any remedy against the Borrower or any of its Subsidiaries or any of their properties (the Events of Default described in this clause (II) being, collectively, the "PAYABLES DEFAULTS"); and (III) any Event of Default under Section 10.07(b) of the Amended Agreement (whether such Event of Default has occurred prior to the Third Amendment Effective Date or arises after the Third Amendment Effective Date and prior to the Forbearance Termination Date), except to the extent such Event of Default affects the Collateral Agent and the Lenders adversely after the Third Amendment Effective Date with respect to a material portion of the Collateral or the Choice One Stock pledged under the Amended and Restated Pledge Agreement (the Events of Default described in this clause (III) being, collectively, the "SECURITY DOCUMENT DEFAULTS"). On the Forbearance Termination Date, the agreement to forbear set forth in the immediately preceding sentence shall be deemed null and void as of the date hereof and of no further force and effect, without any necessity of demand or notice, and on and after the Forbearance Termination Date, the Lenders may declare a Default (or Event of Default, as the case may be) and exercise remedies (including

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without limitation the right to accelerate the Loan and all other Obligations immediately to the extent that such acceleration could have occurred on or prior to such date but for such agreement to forbear, notwithstanding any grace or cure periods or other provisions to the contrary in the Credit Documents) pursuant to Section 10 of the Amended Agreement with respect to any Covenant Default, Payables Default or Security Document Default (in each case as if the foregoing agreement to forbear had never been in effect), or any other Defaults or Events of Default. As used in this Section, "FORBEARANCE PERIOD DEFAULT" shall mean any Event of Default other than the Covenant Defaults, the Payables Defaults or the Security Document Defaults; and "EXTENDED PAYABLES INDEBTEDNESS" shall mean any Indebtedness consisting of accounts payable which are outstanding prior to December 31, 2001 and become "Indebtedness" after December 31, 2001 due to failure to pay such accounts payable within 90 days of the date such amounts are due and payable.

C. LIMITATION OF FORBEARANCE AND WAIVERS

         The forbearance, waivers and authorizations set forth above shall be limited precisely as written and shall relate solely to the Borrower's non-compliance with the provisions of the Credit Agreement in the manner and to the extent described above, and shall in no event (1) amend or constitute a waiver of compliance by the Borrower with respect to (a) Section 5.02(d), 8.01(c), 8.01(d), 8.01(f) or 9.02 of the Credit Agreement or the Amended Credit Agreement (as the case may be) in any other instance, (b) Section 10.03, 10.04(a), 10.04(b) or 10.07(b) or any other term, provision or condition of the Credit Agreement or the Amended Agreement (as the case may be), (c) the other Credit Documents, or (d) any other instrument or agreement referred to therein, or (2) except for the forbearance expressly provided for herein, prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement, the other Credit Documents, any other instrument or agreement referred to therein or under applicable law. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

D. ACKNOWLEDGMENT AND CONSENT

         1. The Security Documents and the Credit Documents to which the Borrower and other Credit Parties are party are herein referred to collectively as the "CREDIT SUPPORT DOCUMENTS". Each Credit Party (other than the Parent) which is party to this Third Amendment (each a "CREDIT SUPPORT PARTY", and collectively, "CREDIT SUPPORT PARTIES") hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment. Each such Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby (after giving effect to the transactions contemplated hereby) will continue to guaranty or secure, as the case may be, to the fullest extent set forth therein the payment and performance of all "Guaranteed Obligations" and "Obligations" as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Guaranteed Obligations" or "Obligations", as the case may be, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT") and the other

                                        7
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Credit Documents. Each such Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party (other than the Borrower) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Document to consent to this Amendment, and (ii) nothing in the Amended Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Credit Support Party to any future consents or waivers to the Amended Agreement.

         2. No Agent nor any Lender has or shall have, by reason of this Amendment, the Credit Agreement or the other Credit Documents, a fiduciary relationship in respect of the Borrower, any other Credit Party or Credit Parties.

         3. Each Credit Support Party hereby confirms, reaffirms and acknowledges (i) that the Collateral Agent (for the benefit of the Secured Creditors (as defined in each of the Credit Support Documents)) has a fully perfected first Lien on, and security interest in, all right, title and interest of such Credit Support Party in the Collateral (it being understood that such security interest in the Northeast Assets shall be released as contemplated hereby), subject to no other Liens (other than Permitted Liens) and (ii) the continuing validity and effectiveness of the Collateral Agent's and Secured Creditors' rights under the Credit Documents and applicable law.

         4. Except as expressly set forth in this Amendment, each of the undersigned hereby acknowledges and agrees that the execution and delivery by any Agent and the Lenders of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate any Agent or the Lenders to forbear or execute similar agreements under the same or similar circumstances in the future, (ii) to modify, relinquish or impair any right of any Agent or the Lenders to receive any indemnity or similar payment from, or exercise any rights granted by, any Person or entity as a result of any matter arising from or relating to this Amendment, (iii) to waive any right of the Lenders to receive interest at an increased rate as a result of any Events of Default that may occur under the Credit Agreement, (iv) to obligate any Agent or the Lenders in any way to forbear from individually or collectively enforcing remedies under the Credit Agreement in any manner or (v) a commitment from or of any Agent or the Lenders to forbear or "stand still". Except as expressly set forth in this Amendment, no past or future forbearance on the part of any Agent or the Lenders should be viewed as a limitation upon or waiver of the absolute right and privilege of any Agent or the Lenders in exercising rights and remedies that currently exist or may exist after the Third Amendment Effective Date.

E. ACKNOWLEDGMENT BY PARENT

         The Parent hereby acknowledges and agrees that the execution, delivery and effectiveness of this Amendment do not impair, limit or otherwise affect adversely to the Lenders the Parent's obligations under the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement.

                                        8
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F. MISCELLANEOUS PROVISIONS

         1. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Third Amendment Effective Date (except (a) with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date, (b) to the extent such representations and warranties are not true and correct solely as a result of the Northwest Asset Sale, and (c) to the extent that the representations and warranties in
Section 7.04 of the Credit Agreement are not true or correct solely due to those pending or threatened proceedings described in Annex A and Annex B hereto) and
(ii) there exists no Default or Event of Default under the Credit Agreement on the Third Amendment Effective Date, in each case both before and after giving effect to this Amendment.

         2. This Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document, and, except as expressly set forth herein, no waiver or amendment contained herein shall be deemed to prejudice any right or remedy that any Agent or Lender may now have or may have in the future under or in connection with the Credit Agreement or any other agreement or instrument referred to therein. Each of the Agents and Lenders hereby expressly reserves all such rights and remedies.

         3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         5. This Amendment shall become effective on the date (the "THIRD AMENDMENT EFFECTIVE DATE") when (i) the Borrower, the other Credit Parties, the Administrative Agent, the Collateral Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office, and (ii) the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that the projections in the Weekly Cash Budget are based on good faith estimates and assumptions believed by the Borrower to be reasonable on the Third Amendment Effective Date.

         6. The Borrower acknowledges that all reasonable out-of-pocket costs and expenses as described in Section 12.01 of the Credit Agreement incurred by the Agents (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers LLP) with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

                                        9
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         7. From and after the Third Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Amended Agreement.

                  [Remainder of page intentionally left blank.]

                                       10
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

CREDIT PARTIES:                   FAIRPOINT COMMUNICATIONS
                                  SOLUTIONS CORP.

                                  By: /s/ Walter E. Leach, Jr.
                                     --------------------------
                                     Name:  Walter E. Leach, Jr.
                                     Title: Senior Vice President & CFO

                                  FAIRPOINT COMMUNICATIONS
                                  SOLUTIONS CORP. - NEW YORK

                                  By: /s/  Walter E. Leach, Jr.
                                     --------------------------
                                     Name:  Walter E. Leach, Jr.
                                     Title: Senior Vice President & CFO

                                  FAIRPOINT COMMUNICATIONS
                                  SOLUTIONS CORP. - VIRGINIA

                                  By: /s/ Walter E. Leach, Jr.
                                     --------------------------
                                     Name:  Walter E. Leach, Jr.
                                     Title: Senior Vice President & CFO

                                  FAIRPOINT SOLUTIONS CAPITAL, LLC

                                  By: /s/ Walter E. Leach, Jr.
                                     --------------------------
                                     Name:  Walter E. Leach, Jr.
                                     Title: Senior Vice President & CFO

                                  FAIRPOINT COMMUNICATIONS, INC. (for purposes of Section F only)

                                  By: /s/ Walter E. Leach, Jr.
                                     --------------------------
                                     Name:  Walter E. Leach, Jr.
                                     Title: Senior Vice President & CFO

LENDERS:                          BANK OF AMERICA, N.A.

                                  By: /s/ Ronald D. Savas
                                     --------------------
                                     Name:  Ronald D. Savas
                                     Title: Managing Director

                                  BANKERS TRUST COMPANY

                                  By: /s/ Anca Trifan
                                     -----------------
                                     Name:  Anca Trifan
                                     Title: Director

                                  FIRST UNION NATIONAL BANK,
                                  individually and as Administrative Agent and Collateral Agent

                                  By: /s/ Katherine A. Harkness
                                     --------------------------
                                     Name:  Katherine A. Harkness
                                     Title: Vice President

                                  CITICORP USA, INC.

                                  By: /s/ Michael C. Becker
                                     ----------------------
                                     Name:  Michael C. Becker
                                     Title: Sr. Vice President

                                  DLJ CAPITAL FUNDING, INC.

                                  By: /s/ David L. Sawyer &  /s/ Ian W. Nalitt
                                     -------------------------------------------
                                     Name:  David L. Sawyer / Ian W. Nalitt
                                     Title: Vice President / Associate

                                  COBANK, ACB

                                  By: /s/ John P. Cole
                                     ------------------
                                     Name:  John P. Cole
                                     Title: Vice President

                                  CIT GROUP/EQUIPMENT FINANCING, INC.

                                  By: /s/ Michael V. Monahan
                                     ------------------------
                                     Name:  Michael V. Monahan
                                     Title: Vice President

                                     ANNEX A

                                   LITIGATION

                                     ANNEX B

                              THREATENED PROCEEDING

                                       B-1